OCCUPATIONAL MEDICAL CORPORATION
                             OF AMERICA, INC.

                             9811 Bigge Avenue
                         Oakland, California 94603


               NOTICE OF 1995 ANNUAL MEETING OF SHAREHOLDERS


     The 1995 Annual Meeting of Shareholders of Occupational Medical Corporation of America, Inc. (the "Company") will be held at the Oakland Airport Hilton, 1 Hegenberger Road, Oakland, California 94614 on December 15, 1995 at 1:00 p.m., Pacific Standard Time, for the following purposes:

          1.   To elect a Board of Directors for the ensuing year;

          2. To consider and act upon a proposal to approve the appointment of BDO Seidman as the independent accountants of the Company for the fiscal year ending June 30, 1996; and

          3. To transact such other business as may properly come before the meeting or any adjournments thereof.

     The stock transfer books of the Company will not be closed, but only holders of Common Stock of record at the close of business on November 17, 1995 will be entitled to vote at the meeting.

     Your proxy is enclosed. You are cordially invited to attend the meeting, but if you do not expect to attend, or if you plan to attend but desire the proxyholder to vote your shares, please date and sign your proxy and return it in the enclosed postage paid envelope. The giving of this proxy will not affect your right to vote in person in the event you find it convenient to attend.





                              For the Board of Directors,


                              /s/ Don R. Livingston

                              Don R. Livingston
                              Chairman of the Board


November 27, 1995

                     OCCUPATIONAL MEDICAL CORPORATION
                             OF AMERICA, INC.

                             9811 Bigge Avenue
                         Oakland, California 94603



                              PROXY STATEMENT

                    FOR 1995 ANNUAL MEETING TO BE HELD

                             December 15, 1995



     Your proxy is solicited on behalf of the Board of Directors of Occupational Medical Corporation of America, Inc. (the "Company") for use at the annual meeting of shareholders to be held at 1:00 p.m., Pacific Standard Time, on December 15, 1995 at the Oakland Airport Hilton, 1 Hegenberger Road, Oakland, California 94614. If a proxy in the accompanying form is duly executed and returned, the shares represented by the proxy will be voted as directed. If no direction is given, the shares will be voted for the election of the four nominees for Director named herein, and for the approval of BDO Seidman as the Company's independent accountants for the fiscal year ending June 30, 1996. Votes will be tallied by an inspector of election at the annual meeting. Pursuant to state law and the bylaws of the Company, abstentions and broker no-votes will have the same effect as votes against any proposals presented at the meeting. However, an affirmative vote that does not specify the number of affirmative votes and abstentions will be presumed to be all affirmative votes. A proxy given by a shareholder may be revoked at any time before it is exercised by notifying the Secretary of the Company in writing of such revocation, by giving another proxy bearing a later date or by voting in person at the meeting.

     The cost of this solicitation of proxies will be borne by the Company. Solicitations will be made by mail. In addition, the officers and regularly engaged employees of the Company may, in a limited number of instances, solicit proxies personally or by telephone. The Company will reimburse banks, brokerage firms, other custodians, nominees and fiduciaries for reasonable expenses incurred in sending proxy materials to beneficial owners of Common Stock of the Company.

     The Company's Annual Report including financial statements for its fiscal year ended June 30, 1995 is being mailed to all shareholders concurrently herewith. The Annual Report is not part of the proxy materials.

     Holders of Common Stock of record at the close of business on November 17, 1995 will be entitled to vote at the meeting. There were 2,519,550 shares of Common Stock outstanding at that time. Each share is entitled to one vote and a majority of the shares of Common Stock outstanding is necessary to constitute a quorum for the meeting. Shareholders have cumulative voting rights in the election of Directors. Under the cumulative voting method a shareholder may multiply the number of shares owned by the number of Directors to be elected and cast this total number of votes for any one candidate or distribute the total number of votes in any proportion among as many candidates as the shareholder desires. A shareholder may not cumulate his or her votes for a candidate unless such candidate's name has been placed in nomination prior to the voting and unless a shareholder has given notice at the meeting prior to the voting of his or her intention to cumulate his or her votes. If any shareholder gives such notice, all shareholders may then cumulate their votes.

                           ELECTION OF DIRECTORS

     The Company's Directors are elected annually to serve until the next annual meeting of shareholders and thereafter until their successors are elected. The number of Directors presently authorized by the Bylaws of the Company is five. Unless otherwise directed by shareholders, the proxyholder will vote all shares represented by proxies held by him for the election of the maximum number of the following nominees, all of whom are now members of and constitute the Company's Board of Directors. The Company is advised that all of the nominees have indicated their availability and willingness to serve if elected. In the event that any nominee becomes unavailable or unable to serve as a Director of the Company prior to the voting, the proxyholder will vote for a substitute nominee in the exercise of his best judgment.

     The following table sets forth the name and age of each nominee, the year in which each nominee first became a Director of the Company, other offices and positions, if any, which each nominee holds with the Company or his or her principal occupation, and the names of other publicly held companies of which each nominee serves as a director:

Name, Offices and Position                                               First
with the Company or Principal                                         Became a
Occupation and Directorships                                     Age  Director

Don R. Livingston*                                                49      1980

     Chief Executive Officer and President of the Company since December, 1994.
     Director of the Company since 1980.
     Chairman of the Board of the Company
     since April 1983.  Chief Executive
     Officer from 1980 through May 1987 and
     from September 1987 until May 1990.
     Chief Financial Officer from June 15,
     1988 until October 14, 1988 and
     Secretary from June 15, 1988 until May
     1990.  From 1979 to 1980, Regional
     Medical Director of California
     Industrial Medical Clinic, Inc.  From
     1978 to 1979, Medical Director of East
     Bay Industrial Medical Center, Oakland,
     California, an affiliate of California
     Industrial Medical Clinic, Inc. **

     Harry W. Brooks, Jr.                                         67      1984

     Director of the Company.  Chief
     Executive Officer, Advanced Consumer
     Marketing Corp., Burlingame, California
     since 1985.  From 1984 to 1990, Chairman
     of the Board and Chief Executive Officer
     of Gurney Seed and Nursery Corporation.
     From 1982 to 1984, Chairman and
     Executive Vice President of the
     Horticulture Group of Amfac, Inc., a
     publicly owned financial services
     company.  From 1978 to 1982, Senior Vice
     President--Public Affairs of Amfac, Inc.
Frederick Foston*                                                 44      1986

     Director of the Company.  Senior health
     care consultant to British Airport
     Authority and General Motors
     Corporation, Packard Electric Division.
     Since 1981, President and owner of
     Frederick Foston, M.D. a professional
     corporation (health care consulting and
     provider of physician medical services).

Milton Sanders**                                                  61      1994

     Director of the Company. Vice President of the Company since September 1994.
     Healthcare consultant and provider of
     physical therapy and rehabilitation
     services from 1980 to 1994.  Since 1989,
     Vice President of the Pan African
     Development Corporation, Washington, DC, a nonprofit corporation involved in business development in Africa. Since
     1992, Vice President and Director of the
     Pearl of Africa Islands Enterprise,
     Inc., a privately held corporation
     involved in business development in
     Uganda.  Since 1992, Board member of
     Plus Fifteen, Inc., a privately held
     company that sponsors a high blood
     pressure control program.


     OTHER EXECUTIVE OFFICERS OF THE COMPANY

George Fujikawa                                                   52       N/A

     Chief Financial Officer and Vice
     President of the Company since December
     22, 1994.  From 1990 - 1992, Vice
     President and General Manager of PRL
     Corp., a real estate development and
     management company.  From 1992 to 1994,
     Chief Financial Officer of Kowa Bussan
     U.S.A., Inc., a real estate development
     company.***



Dr. Larry A. Harikian resigned as a director of the Company Effective January 1, 1995. A replacement director has not been elected or nominated at this time. Dawn Schwartz was elected to replace Dr. Harikian as Secretary.

*    Member of the Executive Committee.
** Dr. Livingston is the majority shareholder, and a director and executive officer of the following corp-orations (the "Medical Corporations"): Spectrum Medical Care, A Medical Group, Inc. (f.k.a. Interstate Environmental Medical Group, Inc.), a California corporation; and Interstate Environmental Medical Group, P.S., a Washington corporation. The Company has entered into sublease and facilities management agreements with each of the Medical Corporations under which the Medical Corporations provide all medical services at the Company's medical centers.
*** As of December 22, 1994, Andry Yonathan, resigned as the chief financial officer of the Company and Mr. Fujikawa was appointed as vice president and chief financial officer by the Board of Directors.


     Section 16(a) of the Exchange Act. Director Foston is a co-trustee and co-beneficiary of the Arthur and Mary Foston Trust. Prior to Dr. Foston's becoming a director, the trust acquired 500 shares of common stock of the Company. Dr. Foston is in the process of filing a late report pursuant to Section 16(a) of the Exchange Act to reflect this indirect beneficial ownership.

     All directors are elected to hold office until the next annual meeting of shareholders of the Company or until their successors have been elected and qualified. Officers of the Company are elected annually and serve at the discretion of the Board.

     The Company currently has an Audit Committee, Management Continuity and Compensation Committee and Finance Committee as well as an Executive Committee.

     The Audit Committee of the Board of Directors consists of Mr. Brooks and Mr. Foston. The Audit Committee recommends accounting policies to the Board, meets annually with the Company's independent auditors and oversees generally the financial controls and practices of the Company. The Management Continuity and Compensation Committee, consisting of Mr. Foston and Mr. Brooks, makes recommendations to the Board with regard to compensation of directors, officers and other key employees of the Company, including compensation under employee stock plans and other benefit programs. The Finance Committee, consisting of Mr. Foston and Dr. Livingston, makes recommendations to the Board with regard to capital appropriations and dividend policies and oversees generally the capital structure and financial condition of the Company.

     At the present time, the Company has no standing nominating committee of the Board of Directors and nominations are made by and through the Executive Committee. During fiscal 1995, the Board of Directors held three meetings and one Audit committee meeting. Each Director attended 100% of the Board and committee meetings held during the term of their office.

Securities Ownership

     The following table sets forth as of November 10, 1995, information regarding the ownership of the Company's Common Stock by (i) each person known by the Company to be the beneficial owner of more than five percent of the outstanding shares of Common Stock, (ii) each of the Directors of the Company, and (iii) the Officers and Directors of the Company as a group:

                                              Amount
                                          and Nature
                                       of Beneficial                Percentage
Name of Beneficial Owner(1)            Ownership (2)               of Class(2)

Don R. Livingston(3)                       1,158,000                     44.2%
Harry W. Brooks, Jr.                           1,000                       (4)
Frederick Foston(5)                              500                       (4)
Milton Sanders(6)                             50,000                      1.9%
All directors and officers
as a group (six persons)                   1,259,510                     48.1%

Renaissance VI Ltd.(7)                       251,700                      9.6%
Larry A. Harikian(8)                         281,200                     10.7%



(1) The address of Drs. Livingston and Foston and Mr. Brooks and Mr. Sanders is c/o Occupational Medical Corporation of America, Inc., 9811 Bigge Avenue, Oakland California 94603.
(2) All shareholders reflected in the table are sole owners of record and, to the knowledge of the Company, beneficially, except as otherwise specified.
(3) Dr. Livingston is a 75% shareholder of the Medical Corporations which own 36,000 shares.
(4)  Less than one percent.
(5) Dr. Foston is a co-trustee and co-beneficiary of the Arthur and Mary Foston Trust which acquired 500 shares of common stock prior to Dr. Foston's becoming a director of the Company.
(6) Mr. Sanders was issued an option to purchase 50,000 shares of common stock on September 1, 1995 which vests 20% on December 22, 1995 and on each anniversary thereafter and which expires on December 22, 2004.
(7) The address of Renaissance VI, Ltd is 8080 N. Central Expressway, Dallas, Texas 75206.
(8)  The address of Larry A. Harikian is P.O. Box 15316, Fritz Creek,
     Alaska 99603.



                          EXECUTIVE COMPENSATION

Cash Compensation

     The following table sets forth the cash compensation paid or accrued during the fiscal year ended June 30, 1995 to each of the Company's highest paid officers whose aggregate cash compensation exceeded $100,000 (other than the chief executive officer).

(a)                    (b)         (c)         (d)                   (e)
Name and                                                    Other Annual
Principal           Fiscal                                       Compen-
Position              Year   Salary($)   Bonus ($)            sation ($)

Don R. Livingston
Chief Executive
Officer and
President from
January 1995       1994-95     $75,000        none                  none
                   1993-94     $78,000        none                  none
                   1992-93     $52,000        none                  none



Directors

    Outside directors receive a fee of $1,000 per Board and Audit
Committee meeting attended.


Pension Plans

    The Company has a 401(k) profit sharing plan under which employees may defer a portion of their salary. Such amounts are disclosed and included in the cash compensation table above with regard to the chief executive officer.


1994 Stock Option Plan

    At the 1994 annual shareholders meeting, the shareholders approved the Company's 1994 Stock Option Plan and related issuance of stock options to officers and directors of the corporation pursuant to said plan.

    The Plan provides for the grant of incentive stock options ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and non-qualified stock options ("NQSOs") to certain employees, officers, directors, consultants and agents of the Company. The purpose of the Stock Option Plan is to attract and retain qualified employees, agents, consultants, officers and directors.

    The total number of shares of Common Stock with respect to which options may be granted under the Plan is 250,000. The shares subject to, and available under, the Plan may consist, in whole or in part, of authorized but unissued stock or treasury stock not reserved for any other purpose. Any shares subject to an option that terminates, expires or lapses for any reason, and any shares purchased upon exercise of an option and subsequently repurchased by the Company pursuant to the terms of the option, become available for grant under the Plan.

    The Stock Option Plan is administered by the Board of Directors of the Company, which determines, in its discretion, among other things, the recipients of grants, whether a grant will consist of ISOs or NQSOs, or a combination thereof, and the number of shares of Common Stock to be subject to such options. The Board may, in its discretion, delegate its power, duties and responsibilities under the Stock Option Plan to a committee consisting of two or more directors who are "disinterested persons" within the meaning of Rule 16b-3 promulgated under the Exchange Act. The exercise price for ISOs must be at least 100% of the fair market value per share of Common Stock on the date of grant, as determined by the Board. ISOs are not transferable other than by will or the laws of descent and distribution. NQSOs may be transferred to the optionee's spouse or lineal descendants, subject to certain restrictions. Options may be exercised during the holder's lifetime only by the holder or his or her guardian or legal representative.

    Options may be exercisable for a term determined by the Board, which may not be less than one year or greater than 10 years from the date of grant. No options may be granted under the Stock Option Plan later than 10 years after the Stock Option Plan's effective date as of the date of shareholder approval. ISOs are not transferable other than by will or the laws of descent and distribution. NQSOs may be transferred to the optionee's spouse or lineal descendants, subject to certain restrictions. Options may be exercised during the holder's lifetime only by the holder or
his or her guardian or legal representative.   Options may be exercised
only while the original optionee has a relationship with the Company which confers eligibility to be granted options or within 90 days after termination of such relationship with the Company, or up to six months after death or total and permanent disability. In the event the Company terminates such relationship between the original optionee and the Company for cause (as defined in the Plan), all options granted to the optionee terminate immediately. In the event of certain basic changes in the Company, including a change in control of the Company (as defined in the Plan), at the discretion of the Board, the Board may make certain adjustments to the outstanding stock options.

    The Board may modify, suspend or terminate the Plan; provided, however, that certain material modifications affecting the Plan must be approved by the shareholders, and any change in the Plan that may adversely affect an optionee's rights under an option previously granted under the Plan requires the consent of the optionee.



Option/SAR Grants in Last Fiscal Year 1995

                                                               Individual Grants
                                        Percent of
                                     Total Options
                                      SARs granted  Exercise or
                     Options/SARs     to employees   base price    Expiration
Name                      Granted   in fiscal year       ($/Sh)          date
(a)                           (b)              (c)          (d)           (e)



George Fujikawa
Vice President & Chief
Financial Officer(1)       50,000              50%         $.11      12/22/04

Milton Sanders
Vice President
and Director(1)            50,000              50%         $.11      12/22/04


(1)  Options authorized on December 22, 1994 and issued on September 1,
1995.



Aggregated Option/SAR Exercises in Last Fiscal Year 1995 and
1995 Fiscal Year-End Option/SAR Values
(a)                          (b)      (c)                  (d)              (e)
                                                                       Value of
                                          Number of Securities      Unexercised
                          Shares                    Underlying     In-the-Money
                        Acquired    Value  Unexercised Options     Options/SARs
                     on Exercise Realized  /SARs at FY-End (#)    at FY-End ($)
Name                      (#)(1)      ($)      Unexble Exerble  Unexble Exerble

George Fujikawa
Vice President & Chief
Financial Officer              0       $0       50,000       0    $0(1)      $0

Milton Sanders
Vice President
and Director                   0       $0       50,000       0    $0(1)      $0

(1)  Based on market value of $.015 per share as of June 30, 1995.

     The Company has no other retirement, pension, profit sharing or similar program at the present time. The creation of any such program will be at the discretion of the Board of Directors of the Company. The Board of Directors may adopt such employee benefit and executive compensation plans in the future as it deems advisable and consistent with the best interests of the shareholders and the financial condition and potential of the Company.


              CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In June 1983, the Company made a personal loan to Dr. Livingston.
Such loan bears interest at the rate of ten percent (10%) per annum and is repayable, in the aggregate, in five substantially equal annual installments of $34,029 each, with the remaining balance due in June 1995. During the fiscal year ended June 30, 1995, the largest principal amount owed to the Company by Dr. Livingston on account of this loan was $51,898. During the fiscal year ended June 30, 1995, Dr. Livingston made no payments to the Company on this loan. On June 30, 1995, the Company had an out-standing loan to Dr. Livingston of $51,898. During the fiscal year ended June 30, 1994, the largest principal amount owed to the Company by Dr. Livingston on account of this loan was $51,898 (the June 30, 1994 balance has been restated from the $58,906 amount previously reported to reflect a reclassification of accrued interest). During the fiscal year ended June 30, 1994, Dr. Livingston made no payments to the Company on this loan. On June 30, 1994, the Company had an outstanding loan to Dr. Livingston of $51,898.

     Under the laws of most states, the Company, as a general business corporation, is prohibited from practicing medicine or providing medical care. Accordingly, the Company has entered into agreements with the Medical Corporations, which were organized expressly for the purpose of providing all medical services at the Medical Centers. The Company provides non-medical administrative, accounting, management and other services to the Medical Centers, which retain absolute authority over the medical services rendered and the fees charged to patients. Dr. Livingston and Dr. Larry Harikian (former director and chief executive officer of the Company until January 1995) are the sole shareholders of the Medical Corporations and receive compensation as practicing physicians from the Medical Corporations. During the fiscal years ended June 30, 1993, 1994 and 1995, Dr. Livingston received annual compensation of $212,292, $277,101 and $285,190, respectively, as a practicing physician of the Medical Corporations. During the fiscal years ended June 30, 1993 and 1994, Dr. Harikian received annual compensation of $108,000 for each fiscal year as practicing physician of the Medical Corporations. Dr. Harikian received no compensation as a practicing physician of the Medical Corporations for the fiscal year ended June 30, 1995.

     Any transactions between the Company and its Directors, Officers or other affiliates are on a basis no less favorable to the Company than could be obtained from unaffiliated parties on an arm's length basis and are approved by a majority of the Company's disinterested Directors.

     During 1991, the Company loaned a total of $49,808 to Spectrum Medical Care, A Medical Group, Inc. (formerly known as "Interstate Environmental Medical Group, Inc."), which executed an 8% unsecured promissory note that was due on or before June 30, 1992. Spectrum Medical Care, A Medical Group, Inc., purchased 36,000 shares of the Company's common stock with the proceeds of the loan. The note is past due and has been classified as a reduction of the Company's shareholders' equity.

     As of June 30, 1994, the Company had an outstanding advance of $18,541 to Dr. Livingston. During fiscal year 1995, the Company made advances of $59,200 to Dr. Livingston who made payments of $66,000 toward those advances leaving a balance as of June 30, 1995 of $11,741.

     Also, the Company made advances of fees to the Medical Corporations of $51,593 during fiscal year 1993 and $25,505 during fiscal year 1995. No payments were made on these advances in fiscal year 1995. On June 30, 1995, the Company had outstanding advances to the Medical Corporations of $77,098.

                          INDEPENDENT ACCOUNTANTS

     The Directors of the Company have directed that management's proposal to engage BDO Seidman to act as its independent accountants for the fiscal year ending June 30, 1996 be submitted for shareholder authorization at the Company's 1995 annual meeting. BDO Seidman acted for the Company in such capacity for the fiscal year ended June 30, 1995. Representatives of BDO Seidman are expected to be present at the annual meeting and will have the opportunity to make a statement if they desire to do so. They will also be available to respond to appropriate questions.

                           SHAREHOLDER PROPOSALS

     Shareholder proposals intended to be presented at the 1996 annual meeting must be received at the Company's principal office no later than July 30 11, 1996 in order to be considered for inclusion in the proxy statement and form of proxy relating to that meeting.


                              OTHER BUSINESS

     The Board of Directors knows of no other matter to be acted upon at the meeting. However, if any other matter shall properly come before the meeting, the proxyholder named in the proxy accompanying this statement will have discretionary authority to vote all proxies in accordance with his best judgment.


                              By Order of the Board of Directors,


                              /s/ Don R. Livingston
                              Don R. Livingston
                              Chief Executive Officer
                              and Chairman of the Board

November 27, 1995
Oakland, California